Exhibit 99.7

 February 21, 2024  Q1 2024 Financial Results Conference Call

 Safe Harbor Statement  This presentation and some of our comments during this presentation may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions and contain risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change.

 Q1 2024 Summary  Year-over-year Growth in Earnings and Cash Flow as we Effectively Manage Costs and Working Capital  1Net income attributable to Photronics, Inc. shareholders. 2Adjusted EPS is a non-GAAP measure; see reconciliation included in this presentation.  $216.3M  Revenue  26.6%  Operating Margin  $0.42  EPS1  $0.48  Adjusted2 EPS1  $41.5M  OCF  $508.5M  Cash  +2% Y/Y  (5%) Q/Q  +10 bps Y/Y  (190) bps Q/Q  +83% Y/Y  (42%) Q/Q  +20% Y/Y  (20%) Q/Q  +50% Y/Y  (61%) Q/Q  +52% Y/Y  +2% Q/Q  Revenue improved Y/Y and down Q/Q; slow start to quarter for IC; demand strengthened during the quarter, positioning for stronger Q2  Adjusted EPS improved Y/Y on operating leverage; lower Q/Q on decreased volume and higher operating expense  Balance sheet fortified due to strong free cash flow generation, debt reduction, and effective management of working capital  Investing in IC capacity to capitalize on market growth trends

 Income Statement Summary  GAAP  Non-GAAP1  $M (except EPS)  Q124  Q/Q  Y/Y  Q124  Q/Q  Y/Y  Revenue  216.3   (5%)  2%  Gross Profit  79.3  (7%)  4%  Gross Margin  36.6%  (70) bps  60 bps  Operating Income   57.5  (11%)  3%  Operating Margin  26.6%  (190) bps  10 bps  Non-operating (loss) income  (3.7)  (22.4)  10.7  5.2  (0.3)  2.6  Income tax provision  14.7  (28%)  17%  16.9  0%  (1%)  Minority interest  12.9  (30%)  (14%)  15,8  (2%)  (7%)  Net income2  26.2  (41%)  87%  29.9  (20%)  23%  Diluted EPS2   0.42  (0.30)  0.19  0.48  (0.12)  0.08  Days in quarter  89  (4)  (1)  1See reconciliation included in this presentation. 2Net income attributable to Photronics, Inc. shareholders.  Gross margins down Q/Q and up Y/Y on operating leverage and change in revenue  Opex increased due to higher SG&A driven by higher compensation expense  GAAP Non-operating income primarily consists of unrealized FX gain/loss;  Non-GAAP removes effect of FX gain/loss  Minority interest reflects net income of IC JVs in Taiwan and China

Revenue by Product Line

IC

$M	Q124	Q/Q	Y/Y
High-End*	60.9	6%	27%
Mainstream	96.7	(9%)	(11%)
Total	157.6	(4%)	1%


High-End* 39%
Mainstream 61%

High-end increased on strong demand from Asia foundries; Y/Y also saw contribution from US

Mainstream softness primarily in Asia

Growth drivers:

- New designs by customers to gain market share and support technology roadmap
- Regionalization driving investments for global chip capacity
- Able to maintain pricing in favorable supply / demand dynamic

FPD

$M	Q124	Q/Q	Y/Y
High-End*	50.6	(5%)	11%
Mainstream	8.1	(16%)	(8%)
Total	58.7	(7%)	8%


High-End* 86%
Mainstream 14%

High-end grew Y/Y on strong AMOLED demand; Q/Q softer due to premium smartphone seasonality

Mainstream lower due to soft demand at beginning of Q1

Growth drivers:

- Technology development drives demand for higher-value masks
- Mobile demand is expected to remain strong with rollout of new designs and emerging panel makers winning market share

*IC: 28nm and smaller; FPD: ≥G10.5, AMOLED and LTPS. Totals may differ due to rounding.

PHOTRONICS, INC.
5

Balance Sheet and Cash Flow Metrics  *Net cash is a non-GAAP term; see reconciliation included in this presentation.  Balance Sheet Provides Resilience, Enables Growth Strategy and Shareholder Value Creation  $M  Q124  Y/Y  Q/Q  Cash  508.5  52%  2%  Short-term Investments  13.0  (67%)  1%  Debt  23.4  (31%)  (5%)  Net Cash*  485.1  61%  2%  Operating Cash Flow  41.5  50%  (61%)  Capital Expenditures  43.3  39%  (17%)  Continued strong operating cash flow from income generation and working capital management  Debt comprised of US equipment leases  Capex targets growth in IC capacity & facility expansion  Strong balance sheet able to fund investments, share repurchases, and strategic opportunities and remain resilient to effects of industry downturns

 Q2 2024 Guidance   Revenue ($M)  226 – 236  Operating Margin  27% - 29%  Taxes ($M)  17 – 19  Diluted non-GAAP EPS  $0.50 - $0.58  Diluted Shares (M)  ~62  Full-year Capex ($M)  ~140  Incorporation of chips in IoT, 5G, Crypto and consumer products   New designs to capture market share  Advanced display technologies  Outlook clouded by geopolitical uncertainty and macro-economic headwinds  Driving margin expansion and cash flows to deliver long-term shareholder value

 Appendix

 Revenue by Product Group ($M)  Total may differ due to rounding.  IC  FPD  Mainstream  High-End  Mainstream  High-End  Total Revenue  IC Revenue  FPD Revenue  High-End: 28nm and smaller  High-End: ≥G10.5, AMOLED and LTPS

 Non-GAAP Financial Measures  Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share, Free Cash Flow, and Net Cash are "non-GAAP financial measures" as such term is defined by the Securities and Exchange Commission and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our future on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not intended to represent funds available for our discretionary use and are not intended to represent, or be used as a substitute for, gross profit, operating income, net income, cash and cash equivalents, or cash flows from operations, as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated balance sheets and statement of cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations on the following pages.

 Non-GAAP Financial Measures

 Non-GAAP Financial Measures